EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the statement on Schedule 13D filed on behalf of each of the undersigned on the date hereof, and all subsequent amendments to such statement on Schedule 13D, may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other except to the extent that he or it knows that such information is inaccurate.

DATED: October 10, 2025

DIALECTIC TECHNOLOGY SPV LLC
By:	Dialectic Technology Manager LLC, its Manager

By:	/s/ John Fichthorn
Name: John Fichthorn
Title: Managing Member

DIALECTIC TECHNOLOGY MANAGER LLC

By:	/s/ John Fichthorn
Name: John Fichthorn
Title: Managing Member

/s/ John Fichthorn
John Fichthorn